UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-121505	59-3790472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Louisiana, Suite 4655B
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 207-5222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

In connection with the August 1, 2019 payment date for its Senior Secured Transition Bonds, Series A (the “Bonds”), CenterPoint Energy Transition Bond Company II, LLC (the “Company”) paid all interest then due on the Bonds and the final scheduled principal payment of $94,860,410 on the Bonds in Tranche A-5. After giving effect to this interest and principal payment, the Bonds were fully paid. On September 25, 2019, in accordance with the terms and provisions of the indenture governing the Bonds, the amounts remaining in the collection account were transferred by the trustee to the Company. Furthermore, the indenture governing the Bonds was satisfied and discharged on September 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC

Date: September 25, 2019	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President, Chief Accounting Officer and Manager